As filed with the Securities and Exchange Commission on May 10, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	7370	20-4552341
(State or other jurisdiction of incorporation	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
or organization)	Classification Code Number)

6111 Bollinger Canyon Road, Suite 200

San Ramon, California 94583

Telephone: (925) 866-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jack Pearlstein

Chief Financial Officer

Solera Holdings, Inc.

6111 Bollinger Canyon Road, Suite 200

San Ramon, California 94583

Telephone: (925) 866-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Dennis M. Myers, P.C.	Steven B. Stokdyk
Gregory C. Vogelsperger	Michael E. Sullivan
Kirkland & Ellis LLP	Latham & Watkins LLP
200 East Randolph Drive	633 West Fifth Street, Suite 4000
Chicago, Illinois 60601	Los Angeles, California 90071
Telephone: (312) 861-2000	Telephone: (213) 485-1234
Telecopy: (312) 861-2200	Telecopy: (213) 891-8763

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-140626

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum
Securities	Aggregate	Amount of
to be Registered	Offering Price (1)(2)	Registration Fee (1)(3)
Common stock, par value $0.01 per share	$23,000,000	$706

(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)  Includes shares subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock from selling stockholders.

(3)  The Registrant previously paid filing fees of $49,220 in connection with previous filings of the Registration Statement on Form
S-1 (File No. 333-140626), which Registration Statement contemplated a proposed maximum offering price of $460,000,000.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of Solera Holdings, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent and accountants’ consents. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140626), initially filed by the Registrant on February 12, 2007 and declared effective by the Securities and Exchange Commission on May 10, 2007. The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by certain selling stockholders by 4,375,000 shares and increasing by 656,250 the shares subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock from certain selling stockholders.  Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended (File No. 333-140626), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

Certification

The Registrant hereby certifies to the Securities and Exchange Commission that (i) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Securities and Exchange Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business as of May 11, 2007), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during regular business hours no later than May 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Solera Holdings, Inc. has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Ramon, State of California on May 10, 2007.

SOLERA HOLDINGS, INC.

By:	/s/ TONY AQUILA
Name: Tony Aquila
Title: President, Chief Executive Officer

*   *   *   *

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on May 10, 2007.

Signature	Title

/s/ TONY AQUILA	President, Chief Executive Officer and Director (principal
Tony Aquila	executive officer)

/s/ JACK PEARLSTEIN	Chief Financial Officer, Secretary and Treasurer
Jack Pearlstein	(principal financial and accounting officer)

*	Director
Phillip A. Canfield

*	Director
Craig A. Bondy

*	Director
Garen Staglin

*	Director
Roxani Gillespie

*By:	/s/ JACK PEARLSTEIN
Jack Pearlstein
Attorney-in-Fact

EXHIBIT INDEX

All exhibits filed with or incorporated by reference in Registration Statement No. 333-140626 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which is filed herewith:

Exhibit No.	Description
5.1	Opinion of Kirkland & Ellis LLP
23.1	Consent of Deloitte & Touche LLP, independent registered accounting firm
23.2	Consent of Deloitte & Touche LLP, independent auditors
23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)